                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                          COLLECTION PERIOD: JULY 2001


DISTRIBUTION DATE:
------------------
                     08/20/01


Statement to Noteholders and  Certificateholders Pursuant to
Section 4.9 of the Sale and Servicing Agreement                                                           Per $1,000 of Original
                                                                                                              Class A/Class B
                                                                                                                  Amounts
                                                                                                          ----------------------
      (i)      Principal Distribution
               ----------------------
                     Class A-1                                                                $0.00             $0.000000
                     Class A-2                                                                $0.00             $0.000000
                     Class A-3                                                       $27,966,993.99             $63.561350
                     Class A-4                                                                $0.00             $0.000000
                     Class B Amount                                                           $0.00             $0.000000
     (ii)      Interest Distribution
               ---------------------
                     Class A-1                                                                $0.00             $0.000000
                     Class A-2                                                                $0.00             $0.000000
                     Class A-3                                                          $156,682.40             $0.356096
                     Class A-4                                                        $1,051,830.00             $4.350000
                     Class B Amount                                                     $382,415.48             $4.683333
    (iii)      Monthly Servicing Fee                                                    $299,910.27
               ---------------------
                     Monthly Supplemental Servicing Fee                                       $0.00
     (iv)      Class A-1 Principal Balance (end of Collection Period)                         $0.00
               Class A-1 Pool Factor (end of Collection Period)                           0.000000%
               Class A-2 Principal Balance (end of Collection Period)                         $0.00
               Class A-2 Pool Factor (end of Collection Period)                           0.000000%
               Class A-3 Principal Balance (end of Collection Period)                 $8,470,773.63
               Class A-3 Pool Factor (end of Collection Period)                          1.9251758%
               Class A-4 Principal Balance (end of Collection Period)               $241,800,000.00
               Class A-4 Pool Factor (end of Collection Period)                         100.000000%
               Class B Principal Balance (end of Collection Period)                  $81,654,551.40
               Class B Pool Factor (end of Collection Period)                           100.000000%
      (v)      Pool Balance (end of Collection Period)                              $331,925,325.03

     (vi)      Interest Carryover Shortfall
               ----------------------------
                     Class A-1                                                                $0.00             $0.000000
                     Class A-2                                                                $0.00             $0.000000
                     Class A-3                                                                $0.00             $0.000000
                     Class A-4                                                                $0.00             $0.000000
                     Class B                                                                  $0.00             $0.000000
               Principal Carryover Shortfall
               -----------------------------
                     Class A-1                                                                $0.00             $0.000000
                     Class A-2                                                                $0.00             $0.000000
                     Class A-3                                                                $0.00             $0.000000
                     Class A-4                                                                $0.00             $0.000000
                     Class B                                                                  $0.00             $0.000000

    (vii)      Balance of the Reserve Fund Property (end of Collection Period)
                     Class A Amount                                                  $29,450,397.76
                     Class B Amount                                                           $0.00

   (viii)      Aggregate Purchase Amount of Receivables repurchased by the Seller
                                      or the Servicer                                $33,543,111.79